UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

PATHWARD FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2023, Pathward Financial, Inc. (the “Company”) appointed Gregory A. Sigrist as Executive Vice President, Chief Financial Officer of the Company and Pathward, N.A., (the “Bank”) effective immediately after the filing of the Form 10-K for the fiscal year ended September 30, 2023 (the “Effective Time”). Mr. Sigrist will also serve as the principal financial officer of the Company, effective as of the Effective Time. Mr. Sigrist will join the Company on November 1, 2023 and prior to the Effective Time, he will serve as Executive Vice President, Chief Financial Officer-Designee of the Company and the Bank.

As previously reported on October 27, 2022, Glen W. Herrick will retire as Executive Vice President, Chief Financial Officer of the Company and the Bank and principal financial officer of the Company, effective as of the Effective Time. After the Effective Time, Mr. Herrick will continue his employment with the Company as Executive Vice President, Executive Advisor to the Chief Executive Officer through December 29, 2023 to transition his duties and responsibilities and assist with various projects. The Company extends its appreciation to Mr. Herrick for his many contributions and for delaying his previously announced retirement timeline to allow for an orderly search and succession process.

Mr. Sigrist, age 56, joins the Company after serving as Executive Vice President and Chief Financial Officer of Metropolitan Bank Holding Corp. and Metropolitan Commercial Bank (collectively, “Metropolitan”) since August 2020. Before joining Metropolitan, Mr. Sigrist served as the Executive Vice President and Chief Financial Officer of Columbia Banking System, Inc. and its wholly owned subsidiary Columbia State Bank, from June 2018 until February 2020. Prior to his tenure at Columbia Banking System, Inc., Mr. Sigrist spent 12 years with Morgan Stanley as a Managing Director in a number of senior financial roles, including Chief Financial Officer of Morgan Stanley Bank, N.A. from 2014 to early 2018. Prior to that, he served for five years as Vice President, Corporate Accounting Policy/M&A Finance with Citigroup. Mr. Sigrist built the foundation of his career with Ernst & Young and McGladrey & Pullen in senior auditing roles of financial services clients, including regional and community banks, before transitioning into the banking industry in 2001. Mr. Sigrist is a Certified Public Accountant. Mr. Sigrist received a B.S. in Accounting with University Honors from Illinois State University.

In connection with his appointment, Mr. Sigrist and the Company have executed an offer letter, dated October 2, 2023 (the “Sigrist Offer Letter”), which provides for an annual salary and certain other benefits, as follows:

•	Mr. Sigrist’s initial annual salary is $500,000.
•	Beginning in fiscal year 2024, Mr. Sigrist is eligible for an annual cash incentive opportunity at a target equal to 85% of his base salary, subject to satisfaction of performance goals in the annual cash incentive plan established by the Compensation Committee of the Board of Directors (the “Compensation Committee”), subject to pro ration based on the November 1, 2023 employment start date.
•	Beginning in 2024, Mr. Sigrist is also eligible for annual equity incentive awards pursuant to the Company’s long-term equity incentive program established by the Compensation Committee, with an annual grant value at a target equal to 145% of his base salary, subject to pro ration based on the November 1, 2023 employment start date.

•	Mr. Sigrist will receive a sign-on bonus in the aggregate amount of $400,000. Of this amount, $100,000 will be a cash bonus payable in a lump sum upon the first pay period that is 90 days after the November 1, 2023 employment start date, and $300,000 will be awarded in equity under the Company’s fiscal year 2024 long-term equity incentive program. Fifty percent of the equity award will be awarded in the form of performance-contingent restricted stock (“RSAs”), which will become earned and payable upon the same terms and conditions generally applicable to all performance-contingent RSAs granted to senior executives for fiscal year 2024. The remaining 50% will be awarded in the form of performance share units, which will become earned and payable upon the same terms and conditions generally applicable to all PSUs granted to senior executives for fiscal year 2024.
•	To compensate Mr. Sigrist for the unvested equity he will forfeit upon termination of his previous employment, he will be eligible to receive $174,688, payable in a lump sum cash payment upon the first pay period that is 90 days after the November 1, 2023 employment start date and 2,652 time-vesting RSAs that will vest ratably over two years. If Mr. Sigrist does not forfeit the unvested equity with his previous employer, he will not be eligible to receive these amounts.
•	Mr. Sigrist will also be eligible to participate in the Company’s employee benefit plans, 401(k) plan and other benefits plans offered to the executive committee.

In the event of his involuntary termination of employment for cause or voluntary termination of employment within 12 months of November 1, 2023, Mr. Sigrist will be required to promptly repay to the Company any cash payments he received as a sign on bonus and/or compensation for the unvested equity he forfeited upon termination of his previous employment. All equity awards will be made under a new Company equity compensation plan, subject to stockholder approval of that plan.

The foregoing description of the Sigrist Offer Letter is qualified in its entirety by reference to the full text of such letter included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Sigrist and any other persons pursuant to which Mr. Sigrist was selected as an officer, nor are there any family relationships between Mr. Sigrist and any of the Company’s directors or other executive officers. Neither Mr. Sigrist nor any related person of Mr. Sigrist has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 5, 2023 regarding the appointment of Mr. Sigrist. A copy of the press release is attached to this report as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Offer Letter between the Company and Gregory Sigrist, dated as of October 2, 2023
Exhibit 99.1	Registrant’s Press Release dated October 5, 2023
Exhibit 104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHWARD FINANCIAL, INC.

Date: October 5, 2023	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President and Chief Financial Officer